                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made as of the 30th day of November, 1999, by and between Westbury Metals Group, Inc., a Delaware corporation with an address of 750 Shames Drive, Westbury, New York 11590 (hereinafter referred to as "Employer"), and Mark Buckley of 30 Fowler Road, North Stonington, Connecticut 06359 (the "Employee").

                                    RECITALS:

WHEREAS, the Employer desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Employment. Employee shall be employed by Employer as Senior Vice President, Treasurer and Chief Financial Officer. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may reasonably be required of the position of Chief Financial Officer and will devote substantially all his business time and attention thereto (vacations and absences due to illness or injury excepted). Employee shall report to the President of the Employer. Such duties shall be provided by Employee at the Employer's Providence, Rhode Island office or, subject to Employee's consent and reimbursement by Employer of all Employee's reasonable relocation expenses, at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time (as hereinafter defined) provided, however, that any relocation to a place other than Long Island or New York City would be regarded as Good Reason.

2. Compensation of Employee. (a) As compensation for the services provided by Employee under this Agreement and opportunities foregone, Employer will pay Employee upon execution of this Agreement Fifteen Thousand Dollars ($15,000) (the "Signing Bonus"). Thereafter, Employer will pay Employee an annual base salary of One Hundred Twenty-Seven Thousand Five Hundred Dollars ($127,500) (the "Base Salary") payable in accordance with Employer's usual payroll procedures. Employee's performance shall be reviewed on an annual basis and he shall receive salary increases commensurate with his performance and at such amounts commensurate with salary increases paid to other senior executives. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid, and to payments, if any, required to be made under Section 5 below.

(b) Employee shall be eligible for an annual bonus due and payable on each anniversary of this Agreement calculated on the achievement of performance benchmarks established by the Employer and agreed upon by the Employee, which bonus (once earned) shall be consistent with those paid to other senior executives of the Employer.

(c) During the term of this Agreement, Employee shall be entitled to participate in any employee benefit plans, medical insurance plans, employee education plans, life insurance plans, disability plans, 401(k) retirement plan, and other benefit plans (which Employer may now or hereafter institute), for which he is otherwise eligible and qualified, customarily made available by Employer from time to time to its executive employees performing similar responsibilities as Employee hereunder. The terms of the applicable plan shall govern the eligibility of the Employee and except for those plans where a waiting period is required under the terms of the applicable plan and cannot be waived, Employee shall be immediately eligible.

(d) Employee shall be entitled to paid holidays in accordance with the Employer's normal policies.

(e) Upon the execution hereof (the "Grant Date"), Employer shall grant Employee an option (the "Option") to purchase up to Thirty Thousand (30,000) shares of common stock of Employer at the price per share equal to the closing market price of the Employer's stock on the Grant Date, which option will vest over a three year period with one third vesting on each of the three anniversary dates of the Grant Date. This provision shall survive the expiration or termination of this Agreement.

(f) The Company shall lease for use by the Employee an automobile, which lease payments associated with the automobile will not exceed Six Hundred Fifty Dollars ($650.00) per month. In addition, Employer shall reimburse Employee for expenses for gas and tolls incurred in the performance of Employee's duties hereunder.

(g) Employee shall be entitled to term life insurance payable to his designated beneficiary in a face amount of One Million Dollars ($1,000,000) or such amount of coverage available for a maximum premium of Two Thousand Dollars ($2,000) per annum.

(h) Employee shall be entitled to an annual physical, car phone, home computer, separate laptop and modem and such other amenities necessary for Employee to properly perform his job.

3. Business Expenses. Employer will reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred by him for the purpose of and in connection with performing his services to Employer hereunder. Such reimbursement shall be made promptly upon presentation to Employer of vouchers or other statements itemizing the expenses in reasonable detail in conformity with Employer's policies.

4. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Employment Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Employment Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Employment Agreement.

5. Term/Termination. (a) Employee's employment under this Agreement shall be for an initial guaranteed term of two years commencing on December 1, 1999 and ending two (2) years thereafter (the "Initial Employment Period"), and unless terminated shall continue for successive one year periods thereafter. If Employer shall terminate this Agreement without cause (as cause is defined in below), Employee shall be entitled to compensation at the rate of the then current Base Salary and continuation of all employment benefits (collectively, the "Severance Benefits") for a period equal to the greater of (i) the remainder of the Initial Employment Period or (ii) one year from the date of termination. The term "cause" shall mean gross and habitual neglect of duty; prolonged absence from duty without the consent of Employer other than for vacation, illness or injury; illegal conduct amounting to fraud, embezzlement or misappropriation of Employer funds; or conviction of a felony or other criminal offense involving moral turpitude. Notwithstanding the foregoing, the terms of Sections 2(f), 10, 11 and 12 shall survive the termination or expiration of this Agreement. Employee shall be entitled to receive any bonuses earned (but not yet paid) prior to this termination date. In addition, in the event Employee is terminated without cause, all Options shall immediately vest. Notwithstanding the foregoing, Employee's right to receive the Severance Benefits shall terminate if Employee obtains employment with salary and benefits equal to or greater than the Severance Benefits.

(b) In the event Employee is terminated for cause or terminates his employment (other than resignation for Good Reason), all Options not vested, shall immediately terminate and Employer shall have a right of first refusal with respect to all options owned by Employee.

(c) In the event of the death of the Employee during the term of his employment, all compensation and bonuses earned but not received prior to his death shall be paid to the Employee's estate. The Employer shall have the option to purchase some or all of the Options and/or shares owned by the Employee at the time of his death. All Options not vested shall terminate as of the date of death.

(d) The Employee may terminate this Agreement for Good Reason (as defined below) by giving the Board of Directors of the Employer written notice of termination, stating the basis for such termination, effective upon receipt of such notice.

         For purposes of this Agreement, "Good Reason" shall mean, without the Employee's express written consent (which consent shall not be unreasonably withheld), the occurrence of any one or more of the following:

                  (1) The assignment to Employee of duties materially inconsistent with the Employee's then current duties as Senior Vice President, Treasurer and Chief Financial Officer;

                  (2) A relocation other than as provided in Section 1 of the Agreement;

                  (3) A material reduction by the Employer in the Employee's Base Salary, or the failure of the Employer to pay or cause to be paid any compensation or benefits hereunder when due or under the terms of any plan established by the Employer;

                  (4) Failure to include the Employee in any new benefit plans (to which he is eligible) proposed by the Employer or a material reduction in the Employee's level of participation in any existing benefit plans; or

                  (5) The failure of the Employer to obtain a satisfactory agreement from any successor to the Employer (as a result of the ownership of substantially all the stock or assets of the Employer) to assume and agree to perform this Agreement.

                  In the event of such termination for Good Reason, Employee shall be entitled to all compensation and other benefits as if Employee had been terminated without cause as provided for in Section 5(a) above.

(e) In the event of a Qualifying Termination (as defined below) which occurs immediately upon a Change of Control (as defined below), then Employer shall pay to the Employee compensation and other benefits identical to that which the Employee is entitled under Section 5(a) above.

For purposes of this Agreement, a "Qualifying Termination" shall mean any termination of the Employee's employment other than by the Employer for cause (as defined herein) or as a result of Employee's voluntary termination of his employment (other than resignation for Good Reason).

For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

                  (1) Any individual corporation (other than the Employer), partnership, trust, association, pool, syndicate or other entity or any group of persons acting in concert becomes the beneficial owner as that concept is defined in Rule 13-D-3 promulgated by the Securities and Exchange Commission under the Securities Act of 1934, of securities of the Employer possessing forty percent (40%) or more of the voting power for the election of directors of the Employer.

                  (2) There shall be consummated any consolidated, merger, or other business combination involving the Employer or the securities of the Employer in which holders of voting securities of the Employer immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Employer (or, if the Employer does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Employer (or such other surviving corporation); or

                  (3) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Employer (on a consolidated basis) to a party which is not controlled by or under common control with the Employer.

6. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

         Employer:

                  Westbury Metals Group
                  750 Shames Drive
                  Westbury, NY  11590
                  Attention: Mandel Sherman

         Employee:

                  Mark Buckley
                  30 Fowler Road
                  North Stonington, CT  06359

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

7. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

8. Amendment. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

9. Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

10. Confidentiality. Employee acknowledges a duty of confidentiality owed to Employer and shall not, at any time during or after the term of the Agreement use, divulge, or duplicate any information which is disclosed to the Employee under this Agreement, and which relates to Employer ("Confidential Information"). Employee acknowledges that all such Confidential Information is a valuable and unique asset of Employer and Employee shall have no rights thereto. The terms of this Section 10 shall survive the expiration or termination of this Agreement.

11. NonCompete. (a) During the term hereof and for a period of six (6) months after the Employee's termination, the Employee agrees that Employee will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than five percent of the outstanding stock of any company), consultant, independent contractor, or joint venturer of any other person, or in any other capacity, directly or beneficially, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, a business that competes in the same lines of business as the Employer or any of its subsidiaries or affiliates is currently competing or has competed during the term of Employee's employment; or employ, retain or engage (as an employee, consultant or independent contractor) any person who, on the date hereof or at any time hereafter during the term of this Agreement, is an employee of the Employer or any of its subsidiaries.

(b) The Employee agrees that the breach of this Agreement by such Employee will cause irreparable damage to the Employer and that in the event of such breach the Employer shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder.

12. Applicable Law; Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island. In the event of any dispute with respect to any provision of the Agreement or the application of any such provision to any person or agreement, the parties hereby agree that the courts, state and federal, located in Providence, Rhode Island shall have jurisdiction to resolve the dispute, and that both parties shall resort to such courts for resolution of the dispute. The terms of this Section 12 shall survive the expiration or termination of this Agreement.

13. Binding Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that Employee may not delegate any of his obligations under this Agreement or assign this Agreement.

14. Taxable Income. In the event any benefits provided to Employee hereunder, excluding his Base Salary and any bonus, are deemed to be compensation for federal income tax purposes, such amounts shall be "grossed up" to eliminate any tax liability on the part of Employee.

15. Indemnification. Employer and Employee shall enter into an Indemnification Agreement in the form attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

EMPLOYER:

WESTBURY METALS GROUP, INC.



By:
   --------------------------
    Executive Vice President


EMPLOYEE:


   --------------------------
   /s/ Mark R. Buckley